Exhibit 10.2

PROMISSORY NOTE

(this “Note”)

$35,916,862.00	Dated as of June 26, 2014

1.	Promise To Pay.

FOR VALUE RECEIVED, GGT OXFORD VENTURE MD, LLC, a Delaware limited liability company, having an address at 450 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the “Borrower”) promises to pay to the order of SANTANDER BANK, N.A., having an address at 45 East 53rd Street, New York, New York 10022 (hereinafter, a “Lender”), the principal sum of Thirty-Five Million Nine Hundred Sixteen Thousand Eight Hundred Sixty-Two and 00/100 Dollars ($35,916,862.00), with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, until such principal sum shall be fully paid. Interest and principal shall be payable as set forth in the Loan Agreement (as defined below). The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable on the Maturity Date, and is subject to acceleration in accordance with the Loan Agreement pursuant to which this Note has been issued.

2.	Loan Agreement.

This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned “Construction Loan Agreement” (hereinafter, as modified, amended, restated or supplemented from time to time, the “Loan Agreement”) dated as of even date herewith among Borrower, Lender, and the other financial institutions which are or may become parties thereto (Lender, and such other financial institutions, the “Lenders”) and Santander Bank, N.A., as agent (hereinafter, the “Agent”), and evidences the Loan. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.	Acceleration; Event of Default.

At the option of Agent, subject to the terms of the Loan Agreement, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Loan Agreement or any other Loan Document.

4.	Certain Waivers, Consents and Agreements.

Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by Agent or the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby;

(c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable out-of-pocket costs and expenses (other than overhead and similar costs) actually incurred by Agent and Lenders or any other holder of this Note in connection with the indebtedness evidenced hereby as required by the Loan Agreement, including, without limitation, all reasonable and actual attorneys’ fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, the Deed of Trust, the Assignment of Leases and Rents, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Documents.

5.	Delay Not A Bar.

No delay or omission on the part of Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.	Partial Invalidity.

The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.	Compliance With Usury Laws.

All agreements among Borrower, Guarantor, Agent and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Agent or Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law”, shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower, Agent and

Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Agent or Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower, Guarantor, Agent and Lenders.

8.	Use of Proceeds.

All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

9.	Security.

This Note is secured by the Deed of Trust and the Assignment of Leases and Rents, each to be recorded in the real property records of Howard County, Maryland, and which relate to the Property located on Coca Cola Drive, Howard County, Maryland, as more particularly described in the Deed of Trust, and is further secured by other collateral as set forth in the Loan Agreement. The collateral for this Note may be held by Agent, on behalf of Lender and the other Lenders.

10.	Notices.

Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

11.	Governing Law and Consent to Jurisdiction.

a.

Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

b.	Place of Delivery. Borrower agrees to furnish to Lender at Lender’s office in New York, New York all further instruments, certifications and documents to be furnished hereunder, if any.

c.	Governing Law. This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York.

d.	Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of New York.

12.	Waiver of Jury Trial.

BORROWER, AGENT AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

13.	No Oral Change.

This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

14.	Rights of Agent and Holder.

This Note and the rights and remedies provided for herein may be enforced by Agent, the holder hereof, or any subsequent holder hereof. Wherever the context permits each reference to the term “holder” herein shall mean and refer to Agent, the holder hereof, or the then subsequent holder of this Note.

15.	Right to Pledge.

Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

16.	Replacement Note.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and/or cancellation of such Note, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount hereof and otherwise of like tenor.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date first written above.

BORROWER:

GGT OXFORD VENTURE MD, LLC, a Delaware limited liability company

By:	/s/ Todd H. Jacobus
Name:	Todd H. Jacobus
Title:	Authorized Signatory

STATE OF MARYLAND	)
) ss.:
COUNTY OF MONTOGMERY	)

On the 24th day of June in the year 2014, before me, the undersigned, a notary public in and for said state, personally appeared Todd H. Jacobus, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Richard V. Rowland
Notary Public

My Commission Expires: 7/9/16

Signature Page to Promissory Note